EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into this 30th day of June, 2005 by and among Life Safe Services, LLC, a Missouri limited liability company (“Buyer”), STEN Corporation, a Minnesota corporation (“STEN”) and LifeSafe Services, Inc., a Minnesota Corporation (“LifeSafe”).

RECITALS:

A.

STEN through its wholly-owned subsidiary, LifeSafe, is engaged in the sale and servicing of the LifeSafe and Life Kit Product Lines, which are collectively referred to at times as the “Business.”

B.

The parties desire that STEN and LifeSafe sell to Buyer and that Buyer purchases from STEN and LifeSafe the assets of STEN related exclusively to the Business, which assets are described more fully hereinafter.

In consideration of and in reliance upon the representations, warranties, covenants, obligations and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

PURCHASE AND SALE OF ASSETS.

1.1

Purchased Assets.  Subject to the terms and conditions of this Agreement, STEN and LifeSafe agree to sell to Buyer at the Closing (as hereinafter defined), free of all liens, encumbrances, claims or other restrictions of any kind (except as described herein), and Buyer agrees to purchase from STEN and LifeSafe at the Closing, all of STEN’s and LifeSafe’s right, title, and interest in and to all of the properties, assets, and rights owned, used, exclusively by STEN and LifeSafe in connection with the Business, whether tangible or intangible, and such assets are listed on Schedule 1.1; and further including, without limitation, trade accounts receivable, equipment, inventory, work in process, books and records, permits and other governmental authorizations know-how, trade secrets, patents, copyrights and applications therefor, customer lists, any rights STEN has to the name “SOS International” and all variants thereof, and all of STEN’s and LifeSafe’s rights to the use of such name as a trademark, trade name or service mark, and all goodwill relating thereto; provided, however, that (i) STEN and LifeSafe shall not sell and Buyer shall not purchase the Excluded Assets described in Section 1.2, and (ii) as to contracts STEN and LifeSafe shall sell and Buyer shall purchase only those contracts of LifeSafe that are related exclusively to the Business and identified on Schedule 2.1(b).  The assets to be purchased and sold pursuant to this Agreement are referred to as the “Purchased Assets.”

1.2

Excluded Assets.  Any other provision of this Agreement notwithstanding, the Purchased Assets shall not include the following properties, assets or rights, which are sometimes referred to collectively in this Agreement as the “Excluded Assets”: any rights of STEN or LifeSafe arising under this Agreement;

(a)

any cash, bank accounts, certificates of deposit and checks and drafts received but not yet collected of STEN or LifeSafe;

(b)

any prepaid expenses or deposits of STEN or LifeSafe, or tax refunds due or to become due to STEN or LifeSafe;

(c)

any securities held by STEN or LifeSafe (other than the Oxygen Therapy Institute, Inc. (“OTI”) common stock (the “OTI Common Stock”) owned by STEN or LifeSafe; and

(d)

any and all assets of STEN or LifeSafe that are not exclusively used by STEN or LifeSafe in the Business.

2.

LIABILITIES OF STEN.

2.1

Assumed Liabilities. Buyer agrees to assume on and as of the Closing Date (a) the accounts payable and promissory notes of STEN and LifeSafe, as applicable, related to the Business and incurred in the ordinary course of Business as of the Closing (the “Assumed Accounts Payable”), identified on Schedule 2.1(a), and (b) the liabilities of STEN and LifeSafe, as applicable, existing as of the Closing under the contracts identified on Schedule 2.1(b) (the “Assumed Contracts,” and together with the Assumed Accounts Payable, are referred to as the “Assumed Liabilities”). From and after the Closing, Buyer shall pay, perform and discharge the Assumed Liabilities promptly when due in accordance with the respective terms thereof.

2.2

 Retained Liabilities. Buyer does not and shall not assume or become responsible for any liability or obligation of STEN or LifeSafe with respect to any accrued vacation or paid time off (determined as of Closing) owed by STEN or LifeSafe to employees of the Business or under the promissory notes reflecting the obligations of STEN and/or LifeSafe in favor of Lifekit, Inc. and Barry Medical Corporation.

3.

PURCHASE PRICE. AMOUNT. The aggregate consideration for the Purchased Assets shall consist of the payment by Buyer of an amount (the “Purchase Price”) equal to Three Million One Hundred Fifty Thousand Dollars ($3,150,000), plus the Assumed Liabilities. The Purchase Price shall be reduced, on a dollar-for-dollar basis in the event that the Working Capital of the Business on June 30, 2005, is less than Seven Hundred Thirty Thousand Dollars ($730,000).  For purposes hereof, “Working Capital” shall be defined as (x) the current accounts receivable of the Business as of the Closing (that is, such accounts receivable that are not greater than one hundred twenty (120) days old), plus (y) the value as of the Closing of the inventory of the Business as reflected on Schedule 3.1 and less (z) the trade payables of the Business as of the Closing. The calculation of such Working Capital amount shall be made as of a date forty-five (45) days after the Closing.  Accounts receivable of the Business that is greater than 120 days, and not included in the Working Capital calculation above, that is collected by Buyer within such forty-five (45) day period shall be added back into the Working Capital for purposes of the adjustment to the Purchase Price referenced immediately above.

3.1

Payment.  Subject to the terms and conditions of this Agreement, at the Closing, Buyer will assume the Assumed Liabilities and pay the Purchase Price to STEN as follows:

(a)

Two Million Four Hundred Fifty Thousand ($2,450,000) shall be paid by means of a wire transfer of immediately available funds to an account designated by STEN; and

(b)

Seven Hundred Thousand ($700,000) shall be paid pursuant to a promissory note in favor of STEN, as more fully described on the form of promissory note (the “Promissory Note”) attached hereto as Schedule 3.2(b)(i), which shall be subordinate to Bremen Bank and Trust Company, Buyer’s primary financing source and shall be personally guaranteed by Patrick Hoene and Christine Hoene, respectively, pursuant to the form of personal guaranty (the “Personal Guaranty”) attached hereto as Schedule 3.2 (b)(ii).  The terms of the Promissory Note shall be as follows:  (i) annual interest calculated at 7.25%, paid monthly; (ii) interest only payments the first twelve months; (iii) months 13-42, principal and interest payments based on sixty month amortization, with balloon payment of all outstanding principal and interest at end of month 42.

If there shall be an adjustment to the Purchase Price under Section 3.1 of this Agreement, STEN shall pay to Buyer such adjustment amount within fifteen (15) days of the parties’ determination of such adjustment amount in cash by means of a check or a wire transfer of immediately available funds to an account designated by Buyer.

3.2

Allocation of Purchase Price.  The fair market values of the Purchased Assets and the allocation of the Purchase Price among the Purchased Assets, for purposes of Section 1060 of the Internal Revenue Code of 1986 and the regulations thereunder, are as set forth on Schedule 3.3 attached hereto and Buyer and STEN and LifeSafe agree to be bound by such fair market value determination and allocation and to complete their respective tax returns accordingly.

4.

REPRESENTATIONS AND WARRANTIES OF STEN AND LIFESAFE   STEN hereby represents and warrants to Buyer that the following statements contained in this Section 4 are true and correct at and as of the date of this Agreement and as of the Closing Date:

4.1

Organization, Authority and Enforceability. Each of STEN and LifeSafe is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.  The execution and delivery by STEN and LifeSafe of this Agreement and all other instruments and documents to be executed and delivered by STEN and/or LifeSafe, in connection herewith, and the consummation by STEN and LifeSafe of the transactions contemplated herein and therein, have been duly and validly authorized by STEN and LifeSafe, respectively.  This Agreement has been duly and validly executed and delivered by STEN and LifeSafe and constitutes the valid and binding obligation of each of STEN and LifeSafe, enforceable against them, respectively, in accordance with its terms.  When duly and validly executed and delivered by STEN and LifeSafe, the other instruments and documents to be executed and delivered by STEN and LifeSafe in connection herewith will constitute valid and binding obligations of STEN and LifeSafe enforceable in accordance with their respective terms.

4.2

No Conflicts. The execution and delivery by STEN and LifeSafe of this Agreement and any other instrument or document to be executed and delivered by STEN or LifeSafe in connection herewith, the consummation by STEN and LifeSafe of the transactions contemplated hereby or thereby, and compliance by STEN or LifeSafe with any of the provisions hereof or thereof, will not (a) conflict with or result in a breach of any provision of STEN’s or LifeSafe’s Article of Incorporation or By-Laws, or (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under the provisions of any agreement, note, lien, mortgage, indenture, lease, or other instrument or obligation by which STEN or LifeSafe, or any of the Purchased Assets may be bound wherein such default, termination, cancellation, or acceleration would have a material adverse effect on the business, assets, properties, operations or condition, taken as a whole (a “Material Adverse Effect”), of LifeSafe.

4.3

Consents, Approvals. Except as set forth on Schedule 4.3, no consent of, approval of, or filing with any governmental authority or any other person is required in connection with the execution and delivery by STEN or LifeSafe of this Agreement or any other instrument or document to be executed and delivered by STEN or LifeSafe in connection herewith, or the consummation by STEN or LifeSafe of any of the transactions contemplated hereby or thereby, other than any such consents the failure to obtain which would not have a Material Adverse Effect on STEN or LifeSafe.

4.4

Title to Purchased Assets. At the Closing, Buyer will receive good and marketable title to all of the Purchased Assets free and clear of all liens and encumbrances, other than any liens or encumbrances which may be placed thereon by actions of Buyer.

4.5

Compliance with Laws. STEN and LifeSafe are in compliance, in all material respects, with all applicable laws relating to the Business and possesses all material permits, licenses and authorizations from any governmental authority which are required under any applicable law with respect to the operation of the Business as presently conducted.

4.6

No Litigation. Except as disclosed on Schedule 4.6, there is no claim, litigation, investigation or proceeding pending or, to the knowledge of STEN or LifeSafe, threatened against STEN, LifeSafe, or OTI, in connection with the Business. Except as disclosed on Schedule 4.6, there are no pending or, to the knowledge of STEN, LifeSafe, threatened controversies, grievances or claims by any employees or former employees of LifeSafe with respect to their employment, benefits or working conditions, or any of the OTI franchises.

4.7

Taxes. All taxes returns, reports and declarations (hereinafter collectively, “Tax Returns”) required by any governmental authority to be filed in connection with the properties, business, income or net worth of LifeSafe have been timely filed, and such returns are correct and complete in all material respects.  All taxes due in connection with the properties, business, income or net worth of LifeSafe has been paid, other than any tax which is not yet due or which, if due, is not yet delinquent or is being contested in good faith and which (in the case of any tax which is due) is disclosed on Schedule 4.7, and such taxes will be paid by LifeSafe.  There are no tax claims, audits or proceedings pending in connection with the properties, business, income or net worth of LifeSafe, and, to the knowledge of STEN or LifeSafe, there are no such threatened claims, audits or proceedings.

4.8

Labor Matters. There are no existing or, to the knowledge of STEN or LifeSafe, threatened labor disputes or disturbances which materially adversely affect the Business or the future prospects of the Business.

4.9

Employee Benefits. Neither STEN nor LifeSafe maintains or contributes to any employee welfare benefit plan or pension benefit plan with respect to which Buyer will have any liability after the Closing.

4.10

Environmental. LifeSafe has complied with, and LifeSafe’s operation of the Business and use and ownership of the Purchased Assets are in compliance with, all federal, state and local statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to its business or the Purchased Assets (collectively the "Environmental Laws"), and, since November 26, 2003 no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received by STEN or LifeSafe.  To the knowledge of STEN and LifeSafe, no hazardous substances have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released by LifeSafe, and to the knowledge of STEN or LifeSafe, no hazardous substances are now present, in, on or under any real estate presently or formerly used in the Business except for immaterial quantities stored or used by Life Safe in the ordinary course of its business and in accordance with applicable Environmental Laws.

4.11

Condition. Except as set forth on Schedule 4.11, to the knowledge of STEN and LifeSafe, the tangible assets included among the Purchased Assets are in good operating condition, normal wear and tear excepted.

4.12

Payment Obligations of Customers. Any accounts receivable in the Purchased Assets have arisen in the normal course of the operation of the Business, constitute valid and binding obligations arising from sales actually made or services actually performed.  To the knowledge of STEN and LifeSafe, none of such accounts receivable is subject to any valid contest, claim or right of setoff other than returns, discounts or credits in the ordinary course of business.

4.13

Assumed Contracts.  To the knowledge of STEN and LifeSafe, each of the Assumed Contracts is in full force and the same is a legal, binding and enforceable obligation of or against each party thereto.  Each party to each Assumed Contract has substantially performed all obligations required to be performed by it to date, and are not in default in any material respect, under any of the Assumed Contracts.  STEN and LifeSafe have made, or shall make available to Buyer, upon request, true and correct copies of all Assumed Contracts, including all amendments thereto.

4.14

Intellectual Property Rights. Except as set forth on Schedule 4.14, LifeSafe owns or possesses, is licensed under, or otherwise has lawful access to, all patents, trade secrets, know-how, other confidential information, trademarks, service marks, copyrights, mask works, trade names, logos and other intellectual property, whether registered or unregistered, necessary for the lawful conduct of the Business as now conducted, and to the knowledge of STEN or LifeSafe, without any infringement of or conflict with the industrial or intellectual property rights of others.  To the knowledge of STEN or LifeSafe, there is no unauthorized use or disclosure or misappropriation of any of its intellectual property.

(a)

To the knowledge of STEN or LifeSafe (i) none of the intellectual properties owned or used by LifeSafe in the Business is invalid or unenforceable (whether due to the existence of prior art, inequitable conduct such as patent fraud or misuse, prior use or creation, abandonment or otherwise), (ii) any payments to governmental agencies required to maintain the effectiveness of any patents or any registered intellectual properties have not been timely paid.  Except as set forth in Schedule 4.14, since November 26, 2003, LifeSafe has not received any communication from any person or entity containing any express or implied allegation that LifeSafe is or may be infringing any of such person’s or entity’s intellectual property, and (ii) is not currently evaluating any intellectual property of another person or entity (and has not conducted any such evaluations in the past three years (3) years) to determine whether a license thereof is necessary or desirable or whether such intellectual property may otherwise have a material effect on LifeSafe’s existing or planned business, products or services.

4.15

Licenses and Permits.  Schedule 4.15 hereto correctly describes all material licenses and permits granted to or by LifeSafe in connection with the operation of the Business as it is currently being conducted.  LifeSafe has all material licenses and permits required by law or otherwise necessary for the proper operation of the Business as it is currently being conducted.  All licenses and permits granted to LifeSafe are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or to the knowledge of STEN has been threatened by any governmental agency or other party.  STEN and LifeSafe have made available to Buyer true and correct copies of all such licenses and permits.

4.16

Brokers and Finders.  No broker, finder or other person or entity acting in a similar capacity has participated on behalf of STEN or LifeSafe or any of STEN’s or LifeSafe’s stockholders in bringing about the transactions contemplated herein, rendered any services with respect thereto, or been in any way involved therewith.

4.17

No Other Warranties.  Except as expressly provided herein, each of the Purchased Assets will be sold and transferred to Buyer at the Closing “AS-IS,” “WHERE-IS” and “WITH ALL FAULTS” as of the Closing.  STEN and LifeSafe make and have made no representations or warranties of any kind whatsoever with respect to the Purchased Assets, the  Assumed Liabilities or the Business, except for those representations or warranties which are expressly contained in this Agreement and its Schedules.  STEN AND LIFESAFE HEREBY DISCLAIM ANY AND ALL IMPLIED WARRANTIES WITH RESPECT TO THE PURCHASED ASSETS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.  Buyer acknowledges that it has had the opportunity to perform, and has performed, all such examination and investigation concerning the Purchased Assets, the Assumed Liabilities and the Business as Buyer desires.  In consummating this Agreement, Buyer has relied and will rely solely on those representations and warranties of STEN and LifeSafe which are expressly contained in this Agreement.

4.18

[Intentionally Omitted.]

4.19

[Intentionally Omitted.]

4.20

rendered insolvent by any of the contemplated transactions contained herein.  As used in this section, “insolvent” means that the sum of the debts and other liabilities of LifeSafe and STEN exceeds the present fair saleable value of LifeSafe and STEN.

4.21

Non-Competition and Non-Solicitation.  LifeSafe and STEN shall not compete with LifeSafe’s business for the sixty-six (66) months immediately following the Closing.  The Noncompetition and Nonsolicitation Agreement shall be in the form of Schedule 4.21, and LifeSafe and STEN shall execute and deliver to Buyer at Closing.

4.22

Books and Records.  The books of account and other financial Records of LifeSafe and STEN as they pertain to the Assets, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices.

4.23

Inventory.  LifeSafe’s books and records reflect that there are 13,270 tanks either in service or storage.  On or prior to the Closing, LifeSafe shall deliver to Buyer a written report to be identified as Schedule 4.23 setting forth the number and location of each tank and noting whether each such tank is in working order.  On or before September 30, 2005, Buyer shall have the right to verify the tank information delivered by LifeSafe.  If within the aforementioned time period the parties agree that there are less than 11,943 working tanks, Buyer shall be entitled to an offset of the purchase price in the amount of $45.00 per tank.

5.

REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer hereby represents and warrants to STEN and LifeSafe that the following statements contained in this Section 5 are true and correct at and as of the date of this Agreement and as of the closing date.

5.1

Organization, Authority and Enforceability.  Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Missouri.  Buyer has all requisite corporate power and authority to enter into this Agreement and the other instruments and documents to be executed and delivered by Buyer in connection herewith and to perform its obligations hereunder and thereunder.  The execution and delivery by Buyer of this Agreement and the other instruments and documents to be executed and delivered  by Buyer in connection herewith, and the consummation by Buyer of the transactions contemplated herein and therein, have been duly and validly authorized by Buyer.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  When duly and validly executed and delivered by Buyer, the other instruments and documents to be executed and delivered by Buyer in connection herewith, will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

5.2

No Conflicts.  The execution and delivery by Buyer of this Agreement and the other instruments and documents to be executed and delivered by Buyer in connection herewith, the consummation by Buyer of the transactions contemplated hereby and thereby, and compliance by Buyer with any of the provisions hereof and thereof, will not conflict with or result in a breach of any provision of Buyer’s Articles of Organization or (a) By-Laws, or (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under the provisions of any agreement, note, lien, mortgage, indenture, lease, or other instrument or obligation by which Buyer may be bound wherein such default, termination, cancellation or acceleration would have a material adverse effect on the business, assets, properties, operations or condition, taken as a whole (“Material Adverse Effect”), of Buyer.

5.3

Consents, Approvals.  No consent of, approval of, or filing with any governmental authority or any other person is required in connection with the execution and delivery by Buyer of this Agreement or the other instruments and documents to be executed and delivered by Buyer in connection herewith or the consummation by Buyer of any of the transactions contemplated hereby or thereby.

5.4

Brokers and Finders.  No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Buyer or any of Buyer’s members in bringing about the transactions contemplated herein, rendered any services with respect thereto or been in any way involved therewith.

6.

BUYER’S CONDITIONS. Buyer’s obligation to perform this Agreement is subject to the satisfaction of the following conditions at or before the Closing:

6.1

Buyer shall have received a mutually acceptable bill of sale, and such other endorsements or instruments of assignment and transfer as shall be required to transfer to Buyer the Purchased Assets, including without limitation a separate assignment related to the lease of property in Jacksonville, Florida, free of any liens or adverse claims, each duly executed by STEN and LifeSafe.

6.2

The representations and warranties of STEN and LifeSafe contained in Section 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made, and STEN and LifeSafe shall have performed or caused to have been performed in all material respects all of the covenants and agreements required by this Agreement to be performed by them prior to the Closing.

6.3

 [Intentionally Omitted.]

6.4

Buyer shall have received evidence that OTI has waived its right of first refusal under its license agreements with LifeSafe.

6.5

STEN and LifeSafe shall each have received and delivered to Buyer a certificate from the Secretary of the State of Minnesota as to the corporate existence and good standing of STEN and LifeSafe, respectively, under the laws of such State, dated no more than ten (10) days prior to the Closing Date.

6.6

STEN and LifeSafe shall have executed and delivered to Buyer an Estoppel Certificate related to the lease of property in Jacksonville, Florida (the “Estoppel Certificate”);

6.7

STEN and LifeSafe shall have delivered to Buyer each of the schedules to this Agreement, including, without limitation Schedules 2.1(a), 3.1 and 4.23, and LifeSafe and Buyer shall agree as to the form and contents of Schedules 2.1(a), 3.1 and 4.23.

6.8

STEN and LifeSafe shall have delivered to Buyer each other document required to be delivered at the Closing to Buyer hereunder.

6.9

Buyer shall have received duly executed copies of any consents set forth on Schedule 4.3.

Any agreement or document to be delivered to Buyer pursuant to this Section 6, the form of which is not attached to this Agreement as an exhibit, shall be in form and substance reasonably satisfactory to Buyer.

7.

STEN’S AND LIFESAFE’S CONDITIONS. STEN’s and LifeSafe’s obligation to perform this Agreement is subject to the satisfaction of the following conditions:

7.1

STEN shall have received the Purchase Price and Promissory Note in accordance with Section 3.2.

7.2

STEN and LifeSafe shall have received a mutually acceptable assumption instrument, duly executed by Buyer, pursuant to which Buyer assumes the liabilities of LifeSafe identified in Section 2.1.

7.3

[Intentionally Omitted.]

7.4

[Intentionally Omitted.]

7.5

STEN and LifeSafe shall have received the Personal Guaranty from Patrick Hoene and Christine Hoene, respectively, related to the Promissory Note.

7.6

STEN and LifeSafe shall have received an Estoppel Certificate duly executed by and Buyer.

7.7

Buyer shall have received and delivered to STEN and LifeSafe a certificate from the Secretary of the State of Missouri as to the existence and good standing of Buyer as a limited liability company under the laws of such State, dated no more than ten (10) days prior to the Closing Date.

7.8

Buyer shall have delivered to STEN and LifeSafe each other document required to be delivered at the Closing to LifeSafe hereunder.

7.9

Buyer and LifeSafe shall agree as to the form and contents of Schedules 2.1(a), 3.1 and 4.23.

Any agreement or document to be delivered to STEN pursuant to this Section 7, the form of which is not attached to this Agreement as an exhibit, shall be in form and substance reasonably satisfactory to STEN.

8.

CLOSING If the conditions set forth in Sections 6 and 7 to Buyer’s, STEN’s and LifeSafe’s respective obligations hereunder are satisfied, then the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lindquist & Vennum P.L.L.P., counsel to STEN and LifeSafe, at 4200 IDS Center, 80 South Eighth Street, Minneapolis, MN  55402, or at such other place as Buyer, STEN and LifeSafe may agree in writing, on June 30, 2005, or on such other date as Buyer, STEN and LifeSafe may agree in writing (the “Closing Date”).  The transfers and deliveries described in Sections 6 and 7 shall be mutually interdependent and shall be regarded as occurring simultaneously, and, notwithstanding any other provision of this Agreement, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in Sections 6 and 7 shall also have occurred.  Such transfers and deliveries shall be deemed to have occurred and the Closing shall be effective as of the commencement of business on the Closing Date.

9.

GENERAL COVENANTS.

9.1

Conduct of Business.  From the date of this Agreement until the Closing, except to the extent Buyer otherwise consents in writing, STEN and LifeSafe will (i) use all reasonable efforts consistent with past practice to preserve intact its business relationships with persons doing business with LifeSafe; (ii) will cause LifeSafe to be operated substantially as presently operated and only in the ordinary course; (iii) maintain the Assets in a state of repair and condition that is consistent with the normal conduct of LifeSafe and STEN; and (iv) comply with all legal requirements and contractual obligations applicable to the operations of LifeSafe’s and STEN’s business.

9.2

Access by Buyer.  From the date of this Agreement until the Closing, STEN will, during normal business hours and upon reasonable advance notice, provide to Buyer and its representatives reasonable access to LifeSafe’s personnel, facilities and records.

9.3

Publicity.  Any disclosures or announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon by STEN, LifeSafe and Buyer, or as may be required by any applicable law, and in relation to disclosures required by law. Buyer acknowledge that STEN anticipates that it will make filings on Form 8-K with the Securities and Exchange Commission in connection with the transactions contemplated by this Agreement.  If Buyer intends to make any announcement, filing, or other communication in order to comply with applicable law or regulation, it shall notify and consult with STEN and LifeSafe concerning the contents thereof as far in advance of such announcement, filing or other communication as reasonably practicable, and STEN and LifeSafe agree to cooperate in all reasonable respects to allow such announcement, filing or other communication to be made in a timely manner.

9.4

Expenses; Transfer Taxes.  Buyer will pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by Buyer or its representatives.  STEN and LifeSafe will pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by STEN or LifeSafe or their representatives.  Buyer shall pay any and all sales, use or other transfer taxes, if any, which may be payable in connection with the transactions contemplated by this Agreement.

9.5

Further Assurances.  Buyer on the one hand, and STEN and LifeSafe on the other hand, without additional consideration and at the other party’s expense, will each execute and deliver to the other any and all such other documents and instruments, and do and perform such acts, in addition to those expressly provided for herein, as may be commercially reasonably necessary and requested by the other party to carry out or evidence the transactions contemplated by this Agreement, whether before, at, or after the Closing.

9.6

Access by STEN and LifeSafe.  Buyer shall, for a period of five (5) years after the Closing Date, during normal business hours, provide STEN, LifeSafe and their representatives with such access to the books and records of or pertaining to the Business for the period prior to the Closing as may reasonably be requested by STEN and LifeSafe.  STEN and LifeSafe shall be entitled, at their expense, to make extracts and copies of such books and records and shall use reasonable efforts not to disturb the Business operations in so doing.  Buyer shall not, during such five (5) year period, destroy or cause or permit to be destroyed any books or records pertaining to the Business without first obtaining the written consent of STEN and LifeSafe or providing at least thirty (30) days’ notice to STEN and LifeSafe of such intent and a reasonable opportunity to copy such books or records prior to such destruction.

9.7

Confidentiality.  Except for disclosures or use consistent with past practice and in the ordinary cause of operating the Business, STEN and LifeSafe covenant and agree from and after the date hereof to maintain in strict confidence and not to use or disclose to others the industrial and intellectual property and other confidential or trade secret information to be transferred to Buyer pursuant to this Agreement.

9.8

[Intentionally Omitted.]

10.

RESTRICTIVE COVENANTS.

10.1

Confidentiality.  Subject to Section 9.3 hereof, Buyer, STEN, and LifeSafe shall at all times hold in strictest confidence the terms of this Agreement and any and all non-public information concerning the products, services, business, representatives, suppliers and customers of each other.

10.2

Remedies.  STEN and LifeSafe, on the one hand, and Buyer, on the other hand, acknowledge that compliance with its respective covenants in this Section 10 is necessary to protect the other party’s legitimate business interests and that any breach of any such covenant will result in irreparable and continuing damage to such other party for which money damages alone will not provide an adequate remedy, and that in the event of any such breach or threatened breach of any such covenant, such other party shall be entitled to injunctive relief and to such other and further relief at law or in equity as is proper under the circumstances.

10.3

Reformation.  STEN, LifeSafe and Buyer both intend this Agreement to be enforced as written.  However, if any covenant of any party in this Section 10 is ever found unenforceable or invalid by final, nonappealable judgment of any court of competent jurisdiction, such party hereby grants to such court full discretion, and hereby authorizes and requests such court to exercise all discretion it may have hereunder or under applicable law, to reform such covenant to the end that such party will be subject to covenants of confidentiality and non-solicitation that are reasonable in the circumstances and enforceable by the other party.  In any event, each of Buyer, STEN and LifeSafe agree that any such covenant shall be enforceable in part to the fullest extent permitted by law, such invalidity or unenforceability shall not otherwise affect any other provision of this undertaking or any similar agreement, and that this undertaking shall otherwise remain in full force and effect.

11.

ASSIGNMENT OF CONTRACTS, RIGHTS, ETC  Any other provision of this Agreement notwithstanding, but without prejudice to the conditions to Closing contained in Sections 6 and 7 hereof, this Agreement and any bill of sale or instrument of assignment or transfer delivered hereunder shall not constitute an assignment or an agreement to assign any contract or any claim or any right or benefit arising thereunder or resulting therefrom if and for so long as (i)an attempted assignment thereof, without the consent of a party thereto other than Buyer, STEN or LifeSafe, would constitute a breach thereof, or give rise to a right of termination thereof, or in any way affect the rights of Buyer thereunder, and (ii) such consent has not been obtained; provided, however, that the assignment of such contract, claim or right to Buyer hereunder shall automatically be deemed to occur upon the obtaining of such consent.  In case any such consent shall not be obtained within thirteen (13) months from the Closing with respect to the assignment of any contract, claim or right desired to be assigned to Buyer hereunder, STEN and LifeSafe shall cooperate in all reasonable respects with Buyer in any reasonable arrangement designed to provide for Buyer the benefits thereunder, including but not limited to having Buyer act as agent for STEN or LifeSafe, thereunder and having STEN or LifeSafe enforce for the benefit of Buyer and at Buyer’s expense any and all rights of STEN or LifeSafe against the other party thereto.

12.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

12.1

Survival of Representations and Warranties; Exclusive Remedy.  The parties hereto agree that the representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years.  Each party acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims arising out of or relating to this Agreement or the transactions contemplated hereby (other than claims for injunctive relief, if otherwise available, and claims relating to the Promissory Note or the Personal Guaranties) shall be pursuant to the indemnification provisions set forth in this Section 12.  In furtherance of the foregoing, Buyer, STEN and LifeSafe each hereby waives, on behalf of itself and all other persons who might claim by, through or under it, any and all rights, claims and causes of action (other than claims for injunctive relief, if otherwise available, and other than claims relating to this Agreement, the Promissory Note and the Personal Guaranties) which it or any of them may have against the other party hereto and the other party’s affiliates arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise, except pursuant to the indemnification provisions set forth in this Section 12.

12.2

Indemnification.

(a)

Subject to the limitations set forth in Section 12.3 and in accordance with the procedures set forth in Section 12.4 (if applicable), STEN and LifeSafe shall indemnify Buyer against and hold Buyer harmless from any and all liabilities, obligations, losses, damages, costs and expenses, including reasonable attorneys’ fees (collectively, “Losses”) resulting from or arising out of (A) any inaccuracy in or breach of any representation or warranty made by STEN or LifeSafe in this Agreement, (B) any non-fulfillment or breach or default in the performance by STEN of any of the covenants of STEN and LifeSafe in this Agreement, or (C) operation or ownership of the Business or the Purchased Assets prior to the Closing, and (D) any and all costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing.

(b)

Subject to the limitations set forth in Section 12.3 and in accordance with the procedures set forth in Section 12.4 (if applicable), Buyer shall indemnify STEN and LifeSafe against and hold each of them harmless from any and all Losses resulting from or arising out of (A) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement, (B) any non-fulfillment or breach or default in the performance by Buyer of any of the covenants of Buyer in this Agreement, or (C) operation or ownership of the Business or the Purchased Assets after the Closing, and (D) any and all costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing.

(c)

Any claim for indemnification hereunder must be asserted in writing by notice to the person sought to be held liable for such claim, and such notice, to be effective, must set forth with specificity the alleged factual basis for such claim and the specific provision or provisions of this Agreement alleged to have been breached.

12.3

Limitations.

(a)

Amounts. Section 12.2 notwithstanding, neither party shall be liable for claims for indemnification unless and until the aggregate amount of all valid claims for indemnification against such party exceeds Twenty-Five Thousand Dollars ($25,000.00), and such party shall be liable for claims for indemnification only to the extent all valid claims exceed $25,000.00 in the aggregate.  Further, the total aggregate liability of STEN and LifeSafe, collectively, for indemnification claims under this Agreement shall in no event exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) in the aggregate.

(b)

Time.  Sections 12.2 and 14 notwithstanding, notice of any claim for indemnification pursuant to this Section 12 must be actually received by the person sought to be held liable for such claim by the expiration of the survival period described in Section 12.1.  No person shall be liable for indemnification with respect to any claim for indemnification hereunder which is not documented in accordance with Section 12.2(c) and received by such date.

12.4

Notice of Claims; Defense of Actions.  If at any time a claim should be made or threatened or an action or proceeding should be commenced or threatened by a person other than Buyer, STEN or LifeSafe including any governmental authority, against an indemnified person which could result in liability of an indemnifying party under this Section 12 (a “Third-Party Claim”), then the person seeking indemnification shall give the indemnifying party prompt written notice of such Third-Party Claim.  Upon receipt of such notice the indemnifying party shall promptly notify the party seeking indemnification in writing as to whether it accepts responsibility for indemnification hereunder with respect to such Third-Party Claim and agrees to provide such indemnification hereunder.  An indemnifying party shall be entitled to control the defense or settlement of any Third-Party Claim using counsel of the indemnifying party’s choosing, provided that the indemnifying party shall have acknowledged in writing its responsibility therefore and agreed to provide such indemnification hereunder, and provided, further, that such Third-Party Claim does not seek any injunctive or other specific remedy which, if granted, would have a Material Adverse Effect on the indemnified person.  Notwithstanding the foregoing, the person seeking indemnification shall be entitled to conduct its own defense at the cost and expense of the indemnifying party if the person seeking indemnification establishes that the conduct of such defense by the indemnifying party would reasonably be likely to prejudice materially the party seeking indemnification due to a conflict of interest between the party seeking indemnification and the indemnifying party.  Each party shall cooperate in all reasonable respects with the other in the defense and settlement of any Third-Party Claims.

13.

AMENDMENTS; BINDING EFFECT. This Agreement (including each schedule and exhibit hereto) may not be amended or modified except by a document in writing signed by each party hereto.  This Agreement and the rights and obligations of each party hereunder shall be binding upon and shall inure to the benefit of the respective successors and assigns of each of the parties hereto.

14.

NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and addressed as set forth below in this Section 14 (or to such other address as a party may specify after the date of this Agreement in a written notice given to all other parties in accordance with this Section 14), and notices so addressed shall be deemed to have been duly given (i) on the third (3rd) day following deposit in the United States Mail for delivery by certified or registered mail with first-class postage prepaid and return-receipt requested, or (ii) the next business day following the documented acceptance thereof for next-day delivery by a national overnight air courier service, or (iii) when actually received, if earlier:

If to STEN or LifeSafe:

STEN Corporation

13828 Lincoln Street NE

Minneapolis, MN  55304

Attention:  Kenneth W. Brimmer

Chief Executive Officer

In each case,

with a copy to:

Lindquist & Vennum P.L.L.P.

4200 IDS Center

80 South Eighth Street

Minneapolis, MN  55402-2274

Attention:  Girard P. Miller

If to Buyer, to:

Life Safe Services, LLC

12843 Topping Manor Drive

St. Louis, MO 63131

Attention: Patrick Hoene

With a copy to:

Sandberg, Phoenix & von Gontard

One City Centre, 15th Floor

St. Louis, Missouri 63101

Attention: Mark G. McLean

15.

SCHEDULES.  The schedules referenced herein are an integral part of this Agreement as if fully re-written herein, and all references in this document to “this Agreement” and the terms “herein,” “hereof,” “hereunder” and the like shall be deemed to include the schedules.  In the event that any matter might properly be disclosed on more than one schedule, such matter, if adequately disclosed on any applicable schedule, shall be deemed to have been disclosed for purposes of all other applicable schedules.

16.

TIME PERIODS.  Any action required hereunder to be taken within a certain number of days shall, except as may otherwise be expressly provided herein, be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a Saturday, a Sunday, or a legal holiday, the period during which such action may be taken shall automatically be extended to the next business day.

17.

MISCELLANEOUS.  This Agreement, including the schedules hereto, sets forth the exclusive statement of the agreement between the parties concerning the subject matter hereof, and there are no agreements, understandings, representations or warranties understandings between or among any of the parties hereto concerning such subject matter other than as set forth herein.  This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered with separate signature pages and by facsimile with the same effect as though each party had executed and delivered the same original signature page.  Except as otherwise expressly set forth in this Agreement, nothing in this Agreement is intended or shall be construed so as to confer on any person, other than the parties hereto, any rights or privileges hereunder.  The article and section headings used in this Agreement are intended solely for convenience of reference, do not themselves form a part of this Agreement, and may not be given effect in the interpretation or construction of this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed entirely within the State of Minnesota.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Notwithstanding the foregoing, no party hereto shall be entitled to assign this Agreement without the prior written consent of the other parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the date first written above.

STEN CORPORATION

By: /s/  Kenneth W. Brimmer

Kenneth W. Brimmer

Its:  Chief Executive Officer

 LIFESAFE SERVICES, INC.

By: /s/  Kenneth W. Brimmer

Kenneth W. Brimmer

Its:  President

LIFE SAFE SERVICES, LLC

By: /s/  Christine Hoene

Name: Christine Hoene

Title: Managing Member